DOUBLELINE
C/O U.S. BANK GLOBAL FUND SERVICES
801 PENNSYLVANIA AVE SUITE 219252
KANSAS CITY, MO 64105-1307

SCAN TO
VIEW MATERIALS & VOTE

To vote by Internet

1) Read the combined Prospectus/Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the combined Prospectus/Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the combined Prospectus/Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

To register to attend and vote at the virtual meeting

1) Go to https://www.viewproxy.com/DoubleLine/broadridgevsm2
2) Follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80586-[TBD]

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PROPOSAL

The Board of Trustees urges you to vote FOR the proposal.

	For	Against	Abstain
1. To approve an Agreement and Plan of Reorganization by and among DoubleLine Funds Trust, on behalf of DoubleLine Securitized Credit Fund (the "Target Fund"), DoubleLine ETF Trust, on behalf of DoubleLine Securitized Credit ETF (the "Acquiring Fund"), DoubleLine Capital LP and DoubleLine ETF Adviser LP that provides for: (i) the acquisition of the assets and assumption of the liabilities of the Target Fund by the Acquiring Fund in exchange for shares of the Acquiring Fund of equal value to the net assets of the Target Fund, (ii) the pro rata distribution of such shares to the shareholders of the Target Fund, and (iii) the complete liquidation of the Target Fund, all upon the terms and conditions set forth in the Agreement and Plan of Reorganization.	☐	☐	☐

2. To vote and otherwise represent the undersigned on any other business that may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof, in the discretion of the proxy holder(s).

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ABOVE, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO THE PROPOSAL INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" SUCH PROPOSAL.

PLEASE DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders To Be Held on January 23, 2026: The Notice of the Special Meeting and the combined Prospectus/Proxy Statement are available at www.proxyvote.com Please monitor the Fund’s website for updated information regarding the Special Meeting. YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. V80587-[TBD] DoubleLine Securitized Credit Fund PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The undersigned holder of shares of DoubleLine Securitized Credit Fund (the “Target Fund”) hereby appoints Ronald R. Redell, Henry Chase, Earl A. Lariscy, Cris Santa Ana, Adam Rossetti, Carolyn Liu-Hartman, and Youse Guia, or any of them, as proxies for the undersigned, with full power of substitution in each of them, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of the Fund that the undersigned is entitled to cast at the Special Meeting of Shareholders of the Fund (the “Special Meeting”) to be held virtually at www.viewproxy.com/DoubleLine/broadridgevsm2, on January 23, 2026 at [TBD] Eastern Time, or at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Special Meeting. Please refer to the Proxy Statement for a discussion of the Proposal. PLEASE SIGN AND DATE ON THE REVERSE SIDE.